Exhibit 99.3


SECURITIES AND EXCHANGE COMMISSION

(Release No. 35-26866; 70-9159)

LG&E Energy Corp.
Order Authorizing Acquisition of Public Utility Company; Granting Exemption Under Section 3(a)(1)


April 30, 1998

LG&E Energy Corp. ("LG&E Energy"), Louisville, Kentucky, has filed with this Commission an application for an order under sections 9(a)(2) and 10 of the Public Utility Holding Company Act of 1935, as amended ("Act"), authorizing the proposed merger of KU Energy Corporation ("KU Energy") with and into LG&E Energy, with LG&E Energy emerging as the surviving entity ("Transaction"). LG&E Energy also requests an order under section 3(a)(1) exempting it from all provisions of the Act, except section 9(a)(2), following consummation of the proposed Transaction. The Commission issued a notice of the filing of the application on March 6, 1998 (HCAR No. 26838).

LG&E Energy is a Kentucky corporation and an electric and gas public utility holding company currently exempt under section 3(a)(1) by rule 2 of the Act from all provisions of the Act except section 9(a)(2). LG&E Energy's principal subsidiary, LG&E, is a Kentucky public utility company that owns and operates a combined electric and gas operation.

LG&E is engaged primarily in the generation, transmission, and distribution of electricity to approximately 351,000 customers in Louisville and adjacent areas in Kentucky.(1) LG&E also purchases, distributes, and sells natural gas to approximately 277,000 customers within this service area and in limited additional areas.(2) Retail sales rates, services and other aspects of LG&E's electric and gas retail operations are subject to the jurisdiction of the Kentucky Public Service Commission ("Kentucky Commission"). The Kentucky Commission also has regulatory authority over aspects of LG&E's financial activities including securities issuances, property transfers when the asset value is in excess of $100,000, and mergers with other utilities. Wholesale rates for electric energy sold in interstate commerce, wheeling rates for energy transmission in interstate commerce, and certain other activities of LG&E (including its hydro-electric facilities) are subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC").

LG&E owns 4.9% of the common stock of Ohio Valley Electric Corporation ("OVEC"), an electric utility company under the Act which has one wholly owned subsidiary, Indiana-Kentucky Electric Corp. ("IKEC"). OVEC and IKEC were organized to supply the entire power requirements of the U.S. Department of Energy's gaseous diffusion plant in Pike County, Ohio. For each of the three years in the period ended December 31, 1996, LG&E derived less than 0.16% of its net income from its share of the earnings of OVEC.

In addition, LG&E Energy and some of its nonutility subsidiaries have entered into arrangements which, if requisite regulatory approvals are obtained, will result in the operation by LG&E Energy's indirect subsidiary, Western Kentucky Energy Corp. ("WKEC"), of certain electric facilities owned by Big Rivers Electric Corporation ("Big Rivers"). Big Rivers, an electric cooperative with generating facilities in Kentucky, currently operates under Chapter 11 of the U.S. Bankruptcy Code. LG&E Energy expects that WKEC will qualify as an exempt wholesale generator, as defined under section 32 of the Act. Also as part of arrangements with Big Rivers, and after receipt of relevant regulatory approvals, another indirect wholly owned subsidiary of LG&E Energy will operate a generating facility owned by the City of Henderson, Kentucky. LG&E Energy states that this activity will be the subject of a no-action request under section 2(a)(3) of the Act.

LG&E Energy is engaged in a number of nonutility business activities through two other directly owned subsidiaries, LG&E Energy Foundation, Inc. ("LG&E Energy Foundation") and LG&E Capital Corp. ("LG&E Capital"). LG&E Energy Foundation is a tax-exempt charitable foundation that makes charitable contributions to qualified entities. LG&E Capital, through various subsidiaries and joint ventures, is involved in numerous energy-related businesses.

For the year ended December 31, 1996, LG&E Energy's operating revenues on a consolidated basis were approximately $3,589 million, of which $607 million were attributable to the sales of electricity, $214 million were attributable to sales of natural gas, and $2,768 million were attributable to nonutility activities. Consolidated assets of LG&E Energy and its subsidiaries at December 31, 1996 were approximately $3,012 million, of which approximately $1,449 million consisted of net electric utility property, plant and equipment, and $237 million consisted of net gas utility property, plant, and equipment. As of September 30, 1997, LG&E Energy had 66,525,636 issued and outstanding shares of common stock ("LG&E Energy Common Stock"). LG&E Energy has no preferred stock outstanding.

KU Energy is a Kentucky corporation and a public utility holding company currently exempt from registration by order under section 3(a)(1) of the Act.(3) KU Energy's principal subsidiary, Kentucky Utilities, is a Kentucky electric utility company and an exempt holding company(4) that produces, transmits, and sells electric energy to about 432,900 customers in over 600 communities and adjacent suburban and rural areas in 77 counties in central, southeastern, and western Kentucky, and to about 28,800 customers in five counties in southwestern Virginia.(5) In Virginia, Kentucky Utilities operates under the name Old Dominion Power Company.

Kentucky Utilities also sells electric energy at wholesale for resale in 12 municipalities in Kentucky. The territory served includes most of the Bluegrass Region of central Kentucky and parts of the coal mining areas in southeastern and western Kentucky and southwestern Virginia. Kentucky Utilities is subject to the jurisdiction of the Kentucky Commission and the Virginia State Corporation Commission ("Virginia Commission") as to retail rates and service, accounts, issuance of securities, and in other respects. The FERC has jurisdiction under the Federal Power Act over certain of the electric utility facilities and operations, wholesale sales of power, and related transactions and accounting practices of Kentucky Utilities, and in certain other respects as provided in the Federal Power Act. By reason of owning and operating a small amount of electric utility property in one county in Tennessee (having a gross book value of about $226,000), Kentucky Utilities may also be subject to the jurisdiction of the Tennessee Regulatory Authority as to retail rates, accounts, issuance of securities, and in other respects.

Kentucky Utilities owns 2.5% of the Common Stock of OVEC. Kentucky Utilities also owns 20% of Electric Energy, Inc. ("EEI"), an electric utility company under the Act. EEI was formed in the early 1950s to provide electric energy to a uranium enrichment plant located near Paducah, Kentucky.(6) For each of the three years in the period ended December 31, 1996, KU Energy derived less than 3.4% of its net income from its share of the earnings of EEI and OVEC.

In addition to Kentucky Utilities, KU Energy has one other subsidiary, KU Capital Corporation ("KU Capital"). KU Capital is KU Energy's vehicle for investments in various nonutility energy-related ventures. These activities have consisted of investing as an equity participant in leases of eight combustion turbine generating units to other utilities and investing in limited partnership interests in various independent projects that are qualifying cogeneration facilities under the Public Utility Regulatory Policies Act of 1978, exempt wholesale generators, as defined in section 32 of the Act, or foreign utility companies, as defined under section 33 of the Act.

For the year ended December 31, 1996, KU Energy's operating revenues on a consolidated basis were approximately $716 million, of which approximately $712 million (99%) were attributable to its electric utility operations, and approximately $4 million (1%) were attributable to its nonutility operations. Consolidated assets of KU Energy and its subsidiaries at December 31, 1996 were approximately $1.7 billion of which approximately $1.5 billion consisted of net electric utility property, and $55 million consisted of nonutility assets. As of September 30, 1997, KU Energy had 37,817,878 outstanding shares of common stock ("KU Energy Common Stock"). KU Energy has no shares of preferred stock outstanding.

The electric utility assets of LG&E and Kentucky Utilities are physically interconnected through transmission lines that they own, including two 138 Kilovolts transmission lines and two 69 Kilovolts transmission lines. Kentucky Utilities' service territory surrounds the service territory of LG&E. Kentucky Utilities serves portions of central, southern and western Kentucky and a small portion of western Virginia. LG&E serves the portion of central Kentucky around and including the city of Lexington. There is substantial overlap between the gas service territory of LG&E and the electric service territories of LG&E and Kentucky Utilities. Substantially all of the gas customers of LG&E will be served with electricity by either LG&E or Kentucky Utilities.

LG&E Energy and KU Energy entered into an Agreement and Plan of Merger, dated May 20, 1997 ("Agreement"). The Agreement provides for KU Energy to be merged with and into LG&E Energy, with LG&E Energy as the surviving corporation. Under the Agreement, upon completion of the Transaction, each issued and outstanding share of KU Energy Common Stock (except shares held by KU Energy shareholders who perfect dissenters' rights), together with associated stock purchase rights, will be canceled and converted into 1.67 shares of LG&E Energy Common Stock, together with associated stock purchase rights. Each issued and outstanding share of LG&E Energy Common Stock (except shares held by LG&E Energy shareholders who perfect dissenters' rights), together with associated stock purchase rights, will remain outstanding, unchanged, as one share of LG&E Energy Common Stock. The Transaction is expected to qualify as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended, and to be treated as a "pooling of interests" for accounting purposes.

The application states that the principal motivation for the proposed Transaction is to respond to the changes to the electric industry which are bringing increased competition to both the wholesale and retail markets and putting pressure on utilities to lower their costs. Each of LG&E Energy and KU Energy concluded that key factors contributing to success in a more competitive environment will include maintaining low cost production and achieving a size that will enable it to continue to provide high quality customer service, enhance its competitive position and maintain its financial strength. Each of LG&E Energy and KU Energy concluded that a business combination with the other system would produce these and other benefits because of their contiguous service territories, similar size, financial strength, strategic initiatives and management styles, the potential cost savings that would result from a combination, and LG&E Energy's strengths in energy marketing and trading.

All of the LG&E Energy gas and electric utility systems and the KU Energy electric utility system will benefit from the proposed Transaction. The post-Transaction systems will be able to offer customers a choice of fuels (gas and/or electricity) to meet their energy needs at competitive prices. Further, the Transaction is expected to create significant economies and efficiencies through: savings through reductions in corporate and operations labor costs; the combination and elimination of existing facilities (i.e., facilities integration); a reduction in corporate and administration programs by consolidating overlapping or duplicative programs and expenses (e.g., information systems, professional services, benefits, insurance, directors' fees, advertising, and shareholder services); purchasing economies (nonfuel) (i.e., combining procurement of material and supplies, inventory reduction from standardization and limited sharing of parts and components and from economies of scale from the aggregation of related work activities and increased purchasing power over service providers); and capacity deferral (i.e., deferral of costs associated with the building of new generation or purchasing firm generating capacity created by diversity of the peaks of LG&E and Kentucky Utilities and a joint reduction in reserve margins). LG&E Energy has identified these additional benefits, which may not be quantifiable: maintenance of competitive rates; expanded management resources; production dispatch savings; and community involvement. With respect to quantifiable benefits, LG&E Energy estimates that the net present value of synergies resulting from the Transaction will be approximately $680 million over the first ten-year period after consummation of the Transaction.

As a result of the Transaction, LG&E Energy will be a public utility holding company as defined in section 2(a)(7) of the Act with ownership of two public utility companies, LG&E and Kentucky Utilities, and indirect ownership, through Kentucky Utilities, of 20% of one other public utility company, EEI. Neither OVEC nor IKEC will be a subsidiary of LG&E Energy for purposes of the Act following the Transaction because LG&E Energy's total indirect ownership of OVEC will be only 7.4%. Although EEI will be a subsidiary of LG&E Energy for purposes of the Act following the Transaction and is not a Kentucky corporation, LG&E Energy states that EEI will not be a material public utility subsidiary of LG&E Energy for purposes of section 3(a)(1). KU Energy has not in the past derived a material part of its income from EEI (less than 3.5% in each of the last three years) and, on a pro forma basis following the Transaction, EEI will constitute an even smaller part of LG&E Energy's income on a percentage basis. LG&E Energy and each of its material public utility subsidiaries will be Kentucky corporations operating primarily in Kentucky.(7)

LG&E Energy states that following consummation of the Transaction, it will be entitled to an exemption under section 3(a)(1) of the Act from all provisions of the Act except section 9(a)(2). LG&E Energy and each of its public utility subsidiary companies from which it will derive a material part of its income are and will be predominately intrastate in character and will carry on their businesses substantially in Kentucky.

Fees and expenses in connection with the proposed Transaction are estimated to be a total of $21,383,230. Applications for approval of the Transaction and related transactions were filed with the Kentucky Commission and the Virginia Commission in July 1997. The Kentucky Commission granted its approval on September 12, 1997, and the Virginia Commission granted its approval on January 20, 1998. A notice filing was made with the Tennessee Regulatory Authority on October 21, 1997 and acknowledged December 8, 1997. In addition, on October 9, 1997, an application was filed with the FERC for approval of the Transaction. The FERC granted its Approval of the Transaction on March 27, 1998. Further, each of LG&E Energy and KU Energy submitted its Notification and Report Forms to the Department of Justice and Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on February 25, 1998, and the requisite waiting period expired on March 27, 1998. It is stated that no other state or federal commission, other than this Commission. has jurisdiction over the proposed Transaction.

Due notice of the filing of the application has been given in the manner prescribed in rule 23 under the Act, and no hearing has been requested of or ordered by the Commission. Based upon the facts in the record, it is hereby found that the applicable standards of the Act are satisfied and that no adverse findings are necessary.

IT IS ORDERED, under the applicable provisions of the Act and rules under the Act, that the application, as amended, is granted, subject to the terms and conditions prescribed in rule 24 under the Act.

For the Commission, by the Division of Investment Management, under delegated authority.

                         /s/ Jonathan G. Katz
                         Jonathan G. Katz
                         Secretary

(1) LG&E's service area covers approximately 700 square miles in 17 counties in Kentucky and has an estimated population of 800,000.

(2) Included within LG&E's service area is the Fort Knox Military Reservation, to which LG&E transports gas and provides electric service, but which maintains its own distribution systems.

(3)  See KU Energy Corporation, Holding Co. Act Release No. 25409 (Nov. 13,
1991).

(4) Kentucky Utilities is a public utility holding company exempt from all provisions of the Act except section 9(a)(2) under section 3(a)(2) and order the Commission. See KU Energy Corporation, Holding Co. Act Release No. 25409 (Nov. 13, 1991).

(5) The territory served by Kentucky Utilities has an aggregate population estimated at about one million. The largest city served is Lexington, Kentucky. The population of the metropolitan Lexington area is estimated at about 225,000.

(6) The enrichment plant was originally operated by the Atomic Energy Commission and the U.S. Department of Energy and is operated today by the United States Enrichment Corporation.

(7) In the case of the public utility system to be owned by LG&E Energy following the Transaction, based on financial information for the year ended December 31, 1996, less than 5% of the system's consolidated utility revenues, none of its retail natural gas sales, and less than 6% of its sales of electricity by revenues would be from utility operations outside of Kentucky. Virtually all (99%) of the system's net utility plant (based on book value) and utility customers (based on number of customers) would be located in Kentucky. These amounts are well within the existing range of orders issued by the Commission under Section 3(a)(1). See Sierra Pacific Resources, Holding Co. Act Release No. 24556 (Jan. 28, 1988).